Exhibit 5

GIORDANO, HALLERAN & CIESLA

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

125 HALF MILE ROAD

POST OFFICE BOX 190

MIDDLETOWN, NEW JERSEY 07748

(732) 741-3900

FAX: (732) 224-6599

441 EAST STATE STREET

TRENTON, NEW JERSEY 08625

(609) 695-3900

PLEASE REPLY TO: MIDDLETOWN

June 10, 2004

Stratus Services Group, Inc.

500 Craig Road

Manalapan, New Jersey  07726

Gentlemen:

We refer to the Registration Statement on Form S-1 (Registration No. 333-108356) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and Amendments Nos. 1, 2, 3, 4 and 5 and Post-Effective Amendment No. 1 thereto filed by Stratus Services Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission for the registration of the following securities which are proposed to be offered and sold by the Company: (a) a maximum of 50,000,000 shares of Common Stock (the “Common Stock”) which are proposed to be offered and sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) between the Company and Essex & York, Inc. (the “Underwriter”), (b) warrants to purchase up to a maximum of 50,000,000 shares of Common Stock to be sold to the Underwriter (the “Warrants”) and (c) a maximum of 50,000,000 shares of Common Stock underlying the Warrants (the “Warrant Shares”).

We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of act contained in the documents that we have examined, we are of the opinion that:

(1)                                  The Common Stock has been duly authorized and will, when issued to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, be validly issued, fully paid and non-assessable.

Stratus Services Group, Inc.

March 30, 2004

(2)                                  The Warrants have been duly authorized and will, when issued to and paid for by the Underwriter in accordance with the Underwriting Agreement, be validly issued and constitute legal and binding obligations of the Company in accordance with their terms.

(3)                                  The Warrant Shares have been duly authorized and will, when issued to and paid for by the holder of the Warrants upon exercise thereof in accordance with the terms of the Warrant Agreement be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate law of the State of Delaware as currently in effect and reported judicial decisions interpreting Delaware corporate law and no opinion is expressed with respect to any other laws or any effect that such laws may have on the opinions expressed herein. The opinion stated herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

GIORDANO, HALLERAN & CIESLA
A Professional Corporation

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